PERFORMANCE-BASED RESTRICTED STOCK UNIT
AWARD AGREEMENT FOR EMPLOYEES
UNDER THE PRAXIS PRECISION MEDICINES, INC.
2020 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee:
Target Number of PSUs:
Grant Date:

Pursuant to the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan, as amended through the date hereof (the “Plan”), Praxis Precision Medicines, Inc. (the “Company”) hereby grants an award (an “Award”) of the number of performance-based Restricted Stock Units (“PSUs”) listed above to the Grantee named above. Each PSU shall relate to a number of shares of Common Stock, par value $0.0001 per share (the “Stock”), of the Company as determined in accordance with this agreement, including Appendix A hereto (this “Agreement”).
1.Restrictions on Transfer of Award.
This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the PSUs have vested as provided in this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of PSUs.
(a)Performance Vesting. The PSUs shall be eligible to be earned based on the Company’s achievement of the performance metrics set forth on Appendix A hereto during the Performance Period (as defined on Appendix A). Subject to the terms of Paragraphs 2 and 3, earned PSUs shall vest on the date (the “Vesting Date”) that the Administrator determines the Achievement of a Milestone (as such terms are defined in Appendix A hereto), as applicable, so long as the Grantee continues to have a Service Relationship through such Vesting Date. Any PSUs that the Administrator determines were not earned during the Performance Period will upon such determination automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such PSUs.
(b)Sale Event. If a Sale Event occurs during the Performance Period, a number of PSUs shall be earned and vest upon the Sale Event equal to the greater of (i) the target number of PSUs listed above (the “Target Number of PSUs”) or (ii) 3% of the Target Number of PSUs for every 1% (rounded down to the nearest whole percent) by which the Sale Price (as defined below) exceeds the Fair Market Value of a share of Stock on the Grant Date (the “GDFMV”), in each of clause (i) and (ii), minus any PSUs that have previously vested under this Agreement. Any PSUs that remain unvested after giving effect to the immediately preceding sentence will, unless otherwise determined by the Administrator, automatically and without notice terminate and be forfeited as of the Sale Event, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such PSUs. “Sale Price” for this purpose means the public market closing price per share of Stock on the last day prior to the Sale Event that the Stock is publicly traded (and trading has not been halted) or, if the consideration payable for Stock in the transaction is entirely cash, the amount of cash per share of Stock payable in the Sale Event, whichever is greater.
3.Termination of Service Relationship.
(a)Termination Due to Death or Disability. If the Grantee’s Service Relationship terminates by reason of the Grantee’s death or termination by the Company due to Disability (as defined below), (i) a number of PSUs equal to the Target Number of PSUs minus any PSUs that have previously vested under this Agreement shall vest immediately upon such employment termination, and (ii) if and to the extent that during the 18 months following such termination of employment, PSUs exceeding the Target Number of PSUs would have become vested if the Grantee had remained continuously employed (such excess PSUs, the “Excess PSUs”), the Grantee shall vest in such Excess PSUs as if the Grantee had remained so employed. “Disability” for this purpose means the Grantee’s physical or mental condition that renders the Grantee unable to substantially perform for a period of 90 consecutive days or 180 total days (regardless of whether or not consecutive) during any 360 day period, Grantee’s regular responsibilities to the Company, with or without a reasonable accommodation.
(b)Other Termination. If the Grantee’s Service Relationship terminates for any reason other than by reason of the Grantee’s death or termination by the Company for Disability, any PSUs that have not vested as of the date of such termination shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested PSUs.
4.Issuance of Shares of Stock.
As soon as practicable following the date any PSUs vest (but in no event later than two and one-half months after the end of the year in which such vesting date occurs), the Company shall issue to the Grantee the number of shares of Stock equal to (i) the Achievement Percentage for the applicable Milestone that has been Achieved, multiplied by the Target Number of PSUs or (ii) in the event the PSUs vest under Paragraph 2(b) or Paragraph 3(a), such other number of shares of Stock as corresponds to the number of PSUs that vest under such Paragraph, in any case, rounded to the nearest whole share (provided that shares totaling no more than 250% of the Target Number of PSUs may be issued hereunder). The Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such issued shares.
5.Incorporation of Plan.
Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
6.Tax Withholding.
The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Grantee a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of shares of Stock to be issued to the Grantee, the number of shares of Stock necessary to satisfy the Federal, state and local taxes required by law to be withheld from the Grantee on account of such transfer.
7.Section 409A of the Code.
This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code and shall be interpreted in a manner consistent with such intent. To the extent this Agreement is subject to Section 409A of the Code, each settlement of the PSUs shall be treated as a separate payment, and the right to a series of installment payments under the PSUs shall be treated as a right to a series of separate payments. In no event shall the Grantee, directly or indirectly designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Grantee’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.
8.No Obligation to Continue Employment.
Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s employment with the Company or a Subsidiary and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the Grantee’s employment with the Company or a Subsidiary at any time.

9.Integration.
This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
10.Data Privacy Consent.
In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
11.Notices.
Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

PRAXIS PRECISION MEDICINES, INC.

By:
Title:

The foregoing Agreement (including Appendix A) is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement (including Appendix A) pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

APPENDIX A TO PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Performance Metrics